Exhibit 20

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: June 30, 2004

Distribution Date Summary
	Initial	Begin	End	# days
Distribution Date			7/20/2004
Collection Period		6/1/2004	6/30/2004	30
Monthly Interest Period - Actual		6/21/2004	7/20/2004	29
Monthly Interest - Scheduled				30
Pool Balance	733,163,743.80	547,491,577.42	526,134,377.85	—

Monthly Distribution Summary
	Initial Balance	Beginning Balance	Principal Distribution	Ending Balance	Note Factor
Class A-1 Notes	149,000,000.00	—	—	—	—
Class A-2 Notes	245,000,000.00	200,996,393.18	21,357,199.57	179,639,193.61	0.7332212
Class A-3 Notes	151,000,000.00	151,000,000.00	—	151,000,000.00	1.0000000
Class A-4 Notes	160,670,000.00	160,670,000.00	—	160,670,000.00	1.0000000
Class B Notes	18,329,000.00	18,329,000.00	—	18,329,000.00	1.0000000

Total Securities	723,999,000.00	530,995,393.18	21,357,199.57	509,638,193.61	0.7039211

	Coupon Rate	Monthly Accrued Interest	Prior Interest Carryover	Total Interest Paid	Interest Shortfall
Class A-1 Notes	1.1000%	—	—	—	—
Class A-2 Notes	1.2900%	216,071.12	—	216,071.12	—
Class A-3 Notes	1.8200%	229,016.67	—	229,016.67	—
Class A-4 Notes	2.4300%	325,356.75	—	325,356.75	—
Class B Notes	2.1000%	32,075.75	—	32,075.75	—

Total Securities		802,520.29	—	802,520.29	—

Available Collections
Principal Payments Received		21,060,650.16
Interest Payments Received		3,046,612.93
Receivables Repurchased during collection period - Principal	—	—
Receivables Repurchased during collection period - Interest		—
Recoveries on Defaulted Receivables		20,236.41

Total Available Collections		24,127,499.50

Reserve Account Transfer Amount		—

Total Available Funds		24,127,499.50

Summary of Distributions
Payment of Servicing Fee:	456,242.98
Payment of Class A Interest Amount:	770,444.54
First Priority Principal Distribution Amount:	—
Payment of Class B Monthly Interest:	32,075.75
Regular Principal Distribution Amount:	21,357,199.57
Payment to the Reserve Account to Maintain Specified Reserve Balance:	—

Remaining Available Funds (To the Holder(s) of the Certificates)	1,511,536.66

Release of excess reserve	174,607.50

Total Funds Remitted (To the Holder(s) of the Certificates)	1,686,144.16

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: June 30, 2004

Calculation of Servicing Fee
Beginning Pool Balance		547,491,577.42
Multiplied By: Monthly Servicing Fee (1.0%/12)		0.08333%
Monthly Servicing Fee		456,242.98
Plus: Unpaid Servicing Fees from Prior Periods		—

Servicing Fees Due and Paid		456,242.98

Calculation of Class A Interest Amount Due
Class A-1 Note Interest Accrued		—
Class A-2 Note Interest Accrued		216,071.12
Class A-3 Note Interest Accrued		229,016.67
Class A-4 Note Interest Accrued		325,356.75
Total Class A Note Interest Accrued During Period		770,444.54
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		770,444.54

Calculation of Class A Interest Amount Paid
Available Collections After Servicing Fee		23,671,256.52
Available Collection Shortfall		—
Reserve Account Draw		—

Class A Interest Amount Paid		770,444.54

Class A Interest Shortfall Carryforward		—

Calculation of First Priority Principal Distribution Amount Due:
Beginning Class A Note Balance		512,666,393.18
Less: Ending Pool Balance		526,134,377.85

First Priority Principal Distribution Amount		—

Calculation of First Priority Principal Distribution Amount Paid:
Available Collections After Servicing Fee and Class A Interest		22,900,811.98
Available Collections Shortfall		—
Reserve Account Draw		—

First Priority Principal Distribution Amount Paid		—

Calculation of Class B Interest Amount Due
Class B Note Interest Accrued		32,075.75
Plus: Interest Shortfalls from Prior Periods		—

Total Class B Note Interest Due		32,075.75

Calculation of Class B Interest Amount Paid
Available Collections After Servicing Fee, Class A Interest and First Priority Principal		22,900,811.98
Available Collection Shortfall		—
Reserve Account Draw		—

Class B Interest Amount Paid		32,075.75

Class B Interest Shortfall Carryforward		0.00

Calculation of Regular Principal Distribution Amount:
Aggregate Beginning Outstanding Note Balance		530,995,393.18
Less:
Ending Pool Balance	526,134,377.85
Less: Target Overcollateralization Amount	(16,496,184.24)	509,638,193.61

Less: First Priority Principal Distribution Amount		—

Regular Principal Distribution Amount before Reserve Account Draw Amount		21,357,199.57

Available Funds, before Reserve Account Draw		22,868,736.23
Available Funds Shortfall Amount		—
Reserve Account Draw Amount		—

Regular Principal Distribution Amount Paid		21,357,199.57

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: June 30, 2004

Class A Principal Distribution Amount Due:
The Greater of:
(A) The Beginning Class A-1 Note Balance	—
(B) The Beginning Class A Note Balance minus the lesser of:	512,666,393.18

(i) the product of (x) the Ending Pool Balance and (y) 88.75% plus a % equivalent of a fraction equal to the Reserve Account (prior to deposits) divided by the Ending Pool Balance	471,327,942.86

41,338,450.32

(ii) the excess of (x) the Ending Pool Balance over (y) the Target Overcollateralization Amount	509,638,193.61

3,028,199.57

Class A Principal Distribution Amount	41,338,450.32

Class B Principal Distribution Amount Due:
The excess of (A) the sum of (i) the Ending Class A Note Balance and (ii) the Beginning Class B Note Balance over (B) the excess of (x) the Ending Pool Balance and (y) the Target Overcollateralization Amount	—

Class B Principal Distribution Amount	—

Principal Distribution Amount Paid:
Available Collections for Principal Distribution	22,868,736.23

(i) To the Class A Notes, sequentially:
(a) Class A-1 Notes	—
(a) Class A-2 Notes	21,357,199.57
(a) Class A-3 Notes	—
(a) Class A-4 Notes	—
(ii) To the Class B Notes	—
(iii) To the Certificateholder	1,511,536.66

Target Overcollateralization Amount
Lesser of:
(A) 2.25% of the Initial Pool Balance	16,496,184.24
(B) The greater of:
(i) 0.75% of the Initial Pool Balance less the Pre-Addition Reserve Balance	1,115,045.56
(ii) 11.25% of the Ending Pool Balance less the Pre-Addition Reserve Balance	54,981,042.49

Target Overcollateralization Amount	16,496,184.24

Overcollateralization Amount
Beginning Overcollateralization Amount	16,496,184.24
Target Overcollateralization Amount	16,496,184.24
Overcollateralization Excess/(Deficiency)	0.00
Overcollateralization Release Amount	—
Overcollateralization Increase Amount	—

Overcollateralization Amount	16,496,184.24

Reserve Account
Beginning Reserve Account Balance	4,379,932.62
Plus: Interest Accrued	3,749.90
Less: Reserve Account Draw	—
Reserve Account Balance Prior to Deposits	4,383,682.52

Specified Reserve Account Balance is Greater of:
(a) 0.80% of Ending Pool Balance	4,209,075.02
(b) 0.25% of the Initial Pool Balance	1,832,909.36

Reserve Account (Deficiency)/Excess	174,607.50
Deposit of Excess Available Funds	—
Release of excess reserve	174,607.50

Ending Reserve Account Balance	4,209,075.02

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: June 30, 2004

POOL STATISTICS
	Initial	Current
Collateral Pool Balance Data:
Net Pool Balance	733,163,743.80	526,134,377.85
Number of Current Contracts	41,825	35,706
Weighted Average Loan Rate	6.4000%	6.3667%
Weighted Average Remaining Term (months)	56.6	47.0

	Units	Principal Balance
Net Loss Activity:
Principal Losses for Current Collection Period	32	296,549.41
Less: Recoveries from Prior Months Charge offs		20,236.41
Net Principal Losses for Current Collection Period		276,313.00
Monthly Net Loss Rate (Annualized)		0.6056%

Beginning Net Principal Losses	217	1,614,908.40 (1)
Net Principal Losses for Current Collection Period	32	276,313.00
Cumulative Net Principal Losses	249	1,891,221.40
Cumulative Net Principal Loss Rate		0.2580%

Receivables for which related Financed Vehicle has been repossessed and not liquidated	28	488,594.96

	Percentage $	Units	Outstanding Principal Balance
Delinquencies Aging Profile – End of Period:
Current	92.65%	33,317	487,458,773.45
1 - 29 Days Delinquent	6.43%	2,096	33,814,480.30
30 - 59 Days Delinquent	0.52%	163	2,721,204.08
60 - 89 Days Delinquent	0.23%	73	1,231,255.36
90 - 119 Days Delinquent	0.12%	38	622,358.83
120 - 149 Days Delinquent	0.03%	12	161,258.06
150 - 179 Days Delinquent	0.02%	5	99,772.11
180 + Days Delinquent	0.00%	2	25,275.66

Total		35,706	526,134,377.85

(1)	For the monthly periods from December 2003 through May 2004, recovery amounts and associated net loss activity were misreported. Neither cash distributions to security holders nor the timing thereof were affected. The following table shows the previously reported amounts and the corrected amounts for each period.

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: June 30, 2004

Net Loss Activity	December, 2003		January, 2004		February, 2004
	As Reported	Restated	As Reported	Restated	As Reported	Restated
Principal Losses for Current Collection Period	154,228.27	154,228.27	287,080.38	287,080.38	304,424.27	304,424.27
Less: Recoveries from Prior Months Charge offs	22,485.19	6,894.80	31,927.84	9,442.65	49,011.50	17,083.66
Net Principal Losses for Current Collection Period	131,743.08	147,333.47	255,152.54	277,637.73	255,412.77	287,340.51
Monthly Net Loss Rate (Annualized)	0.2354%	0.2632%	0.4700%	0.5114%	0.4851%	0.5457%

Beginning Net Principal Losses	112,329.18	112,329.18	244,072.26	259,662.65	499,224.80	537,300.38
Net Principal Losses for Current Collection Period	131,743.08	147,333.47	255,152.54	277,637.73	255,412.77	287,340.61
Cumulative Net Principal Losses	244,072.26	259,662.65	499,224.80	537,300.38	754,637.57	824,640.99
Cumulative Net Principal Loss Rate	0.0333%	0.0354%	0.0681%	0.0733%	0.1029%	0.1125%

Net Loss Activity (Continued)	March, 2004		April, 2004		May, 2004
	As Reported	Restated	As Reported	Restated	As Reported	Restated
Principal Losses for Current Collection Period	351,556.31	351,556.31	261,879.80	261,879.80	285,478.24	285,478.24
Less: Recoveries from Prior Months Charge offs	108,752.04	59,740.54	125,844.35	17,092.31	157,658.44	31,814.09
Net Principal Losses for Current Collection Period	242,804.27	291,815.77	136,035.45	244,787.49	127,819.80	253,664.15
Monthly Net Loss Rate (Annualized)	0.4760%	0.5721%	0.2775%	0.4993%	0.2707%	0.5373%

Beginning Net Principal Losses	754,637.57	824,640.99	997,441.84	1,116,456.76	1,133,477.29	1,361,244.25
Net Principal Losses for Current Collection Period	242,804.27	291,815.77	136,035.45	244,787.49	127,819.80	253,664.15
Cumulative Net Principal Losses	997,441.84	1,116,456.76	1,133,477.29	1,361,244.25	1,261,297.09	1,614,908.40
Cumulative Net Principal Loss Rate	0.1360%	0.1523%	0.1546%	0.1857%	0.1720%	0.2203%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 16th day of July 2004.

Bank One, National Association as Servicer

By:	/s/ Philip C. McNiel
Philip C. McNiel Vice President